UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew R. Boll as President

On August 21, 2025, the Board of Directors of Harrow, Inc. (the “Company”) appointed Andrew R. Boll, the Company’s current Chief Financial Officer and Secretary, to the additional position of President, effective immediately. Mr. Boll will continue in his roles as Chief Financial Officer, overseeing both financial strategy, business development and certain day-to-day operations of the Company, and as Secretary. Mr. Boll has served as the Company’s principal financial officer since 2012 and as its Chief Financial Officer since 2015 and has held various senior leadership roles at Harrow for over a decade. No changes were made to Mr. Boll’s compensation arrangement in connection with this appointment.

Appointment of Randall E. Pollard as Chief Accounting Officer

Also on August 21, 2025, the Board of Directors of the Company appointed Randall E. Pollard as Chief Accounting Officer (principal accounting officer) of the Company. As Chief Accounting Officer, Mr. Pollard will lead the Company’s accounting operations, financial reporting, internal controls, and Securities and Exchange Commission reporting processes. Mr. Pollard’s start date will be September 1, 2025 and he will report directly to Mr. Boll.

Mr. Pollard has over 20 years of experience in public company financial reporting and other corporate accounting leadership positions, including senior roles at both public and private healthcare and life sciences companies. Most recently, Mr. Pollard served as the Chief Accounting Officer of Cue Health, Inc. a life science company, from April 2022 until June 2024 and prior to his role at Cue Health, Inc. Mr. Pollard served as Senior Vice President of Finance and Chief Accounting Officer at a privately held company called Covis Pharmaceuticals, Inc. from November 2020 to April 2022. Previous to this he also served as SVP, Finance & Chief Accounting Officer at Akorn, a publicly traded pharmaceutical company. Mr. Pollard is a Certified Public Accountant and holds a B.S. in Accounting from Pennsylvania State University and an MBA from Fairleigh Dickinson University.

Pursuant to the terms of Mr. Pollard’s offer letter with the Company, he will receive (i) an annual base salary of $400,000, (ii) a target cash bonus award opportunity equal to 40% of his salary, and (iii) certain relocation expenses as described in his offer letter. Mr. Pollard will also be eligible to receive six months of severance after completing 12 months of service to the Company. The foregoing description of Mr. Pollard’s offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

There are no arrangements or understandings between Mr. Pollard and any other person pursuant to which he was appointed as Chief Accounting Officer. Mr. Pollard has no family relationships with any director, executive officer or nominee of the Company, and there are no related person transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2025, the Board of Directors of the Company approved and adopted amended and restated bylaws of the Company (the “Amended Bylaws”), effective immediately.

The amendments reflect various updates and clarifications, including:

●	Designating the Chief Executive Officer, rather than the President, as the principal executive officer of the Company;
●	Clarifying the respective roles of the Chief Executive Officer, President, and Chief Financial Officer;
●	Updating officer titles and descriptions to align with current corporate governance practices;
●	Making conforming, technical, and clerical edits throughout the document.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of Harrow, Inc., dated as of August 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: August 25, 2025	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	President and Chief Financial Officer